Exhibit 99.1

Arcellx Reports Third Quarter 2022 Financial Results and Business Progress

-- Initiated iMMagine-1 Phase 2 pivotal study for CART-ddBCMA --

-- Longer-term follow-up patient data from the Phase 1 CART-ddBCMA expansion trial will be presented at the 64th ASH Annual Meeting in December --

-- Company to host a live webcast event with an expert panel of clinicians to discuss the clinical results on Sunday, December 11, 2022, at 11:00 AM CT --

REDWOOD CITY, Calif., November 14, 2022 /PRNewswire/ -- Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today reported business highlights and financial results for the third quarter ended September 30, 2022.

“Helping patients is at the core of everything we do at Arcellx,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “To that end, we made significant progress advancing our lead program, CART-ddBCMA for the treatment of relapsed or refractory multiple myeloma with the initiation of our iMMagine-1 pivotal study. Following the submission of IND amendments for the technical transfer of our cell and vector manufacturing, we have begun to operationally scale by initiating clinical sites, enrolling patients and dosing our first patients from Lonza, our pivotal cell manufacturer. We are currently manufacturing cells with Oxford vector at Lonza and plan to dose patients with our pivotal drug product by the end of the year. Additionally, we look forward to presenting longer-term patient data from our Phase 1 CART-ddBCMA expansion trial at the 64th ASH Annual Meeting. We continue to plan to initiate our Phase 1 ARC-SparX clinical trial of ACLX-002 in patients with acute myeloid leukemia and high-risk myelodysplastic syndrome by year end. We’re continuing to build our organization, attracting exceptional talent and fostering a diverse and collaborative culture, allowing us to deliver on the incredible promise of our technology and company. I’m incredibly proud of our team who’ve driven these remarkable results and who make Arcellx a special place to be. Each and every one of us at Arcellx recognizes the potential for our therapy to save lives and to be a game-changer in how hematologic and solid tumors are treated. Collectively, our team is committed to maximizing the potential of our cell therapies for patients and the physicians who treat them.”

Third Quarter 2022 Financial Highlights

Cash, cash equivalents, and marketable securities:
As of September 30, 2022, Arcellx had cash, cash equivalents, and marketable securities of $280.8 million, which is anticipated to fund its operations for at least the next 12 months.

R&D expenses:
Research and development expenses were $83.5 million and $12.3 million for the quarters ended September 30, 2022 and 2021, respectively, an increase of $71.2 million. This increase was primarily driven by the accounting for a one-time, non-cash expense of $63.1 million related to Lonza manufacturing services agreements. In accordance with ASC 842, the Company was required to expense the related right of use asset associated with the embedded lease which was determined to have no alternative future use. Other increases were related to higher external costs associated with the advancement of the Company’s CART-ddBCMA clinical program, other pipeline candidates, and increased headcount.

G&A expenses:
General and administrative expenses were $10.4 million and $4.8 million for the quarters ended September 30, 2022 and 2021, respectively, an increase of $5.6 million. This increase was driven by increased headcount, and costs to operate as a public company during the three months ended September 30, 2022, as compared to the same period in 2021, including professional fees related to consulting and accounting, audit and legal services.

Net loss:
Net loss was $92.9 million and $17.1 million for the quarters ended September 30, 2022 and 2021, respectively.

About Arcellx, Inc.
Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx's mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. Arcellx's lead product candidate, CART-ddBCMA, is being developed for the treatment of relapsed or refractory multiple myeloma (r/r MM) in an ongoing Phase 1 study. CART-ddBCMA has been granted Fast Track, Orphan Drug, and Regenerative Medicine Advanced Therapy designations by the U.S. Food and Drug Administration.

Arcellx is also advancing its dosable and controllable CAR-T therapy, ARC-SparX, through two programs: a Phase 1 study of ACLX-001 for r/r MM, initiated in the second quarter of 2022; and ACLX-002 in relapsed or refractory acute myeloid leukemia and high-risk myelodysplastic syndrome, expected to enter the clinic in the second half of 2022.

Visit www.arcellx.com for more information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including Arcellx’s expectations regarding the timing and outcomes of clinical trials for its product candidates, including anticipated initiation dates; the publication of clinical trial data and related timing; the potential impact of its product candidates and platforms on patients and cell therapy; the timing of achievement of its milestones; its ability to fund operations; and the sufficiency of cash, cash equivalents and marketable securities. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled Part II, Item 1A

(Risk Factors) in the Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and other documents that Arcellx files from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ARCELLX, INC.
SELECTED CONSOLIDATED BALANCE SHEET DATA
(unaudited)
(in thousands)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents, and marketable securities	$280,781	$104,617
Total assets	337,327	128,782
Total liabilities	101,043	16,918
Redeemable convertible preferred stock	—	233,379
Total stockholders' equity (deficit)	236,284	(121,515)

ARCELLX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$—	$—	$—	$—
Operating expenses:
Research and development	83,473 *	12,325	123,612	33,489
General and administrative	10,402	4,785	27,643	10,831
Total operating expenses	93,875	17,110	151,255	44,320
Loss from operations	(93,875)	(17,110)	(151,255)	(44,320)
Other income, net	1,001	19	1,568	21
Net loss	(92,874)	(17,091)	(149,687)	(44,299)
Other comprehensive loss:
Unrealized loss on marketable securities	137	5	379	5
Comprehensive loss	$(93,011)	$(17,096)	$(150,066)	$(44,304)
Net loss per share attributable to common stockholders—basic and diluted	$(2.12)	$(34.72)	$(4.43)	$(104.77)
Weighted-average common shares outstanding—basic and diluted	43,819,365	492,199	33,814,418	422,825

*Includes a one-time, non-cash expense of $63.1 million related to the accounting for a finance lease related to research and development with no future alternative use, which in accordance with ASC 842 are expensed immediately upon lease commencement.

Investor Contact:

Myesha Lacy

Arcellx, Inc.

ir@arcellx.com

510-418-2412

Media Contact

Andrea Cohen
Sam Brown Inc.
andreacohen@sambrown.com
917-209-7163

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